UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2005

Horizon Offshore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement - David W. Sharp
Employment Agreement - George G. Reuter
Employment Agreement - William B. Gibbens, III
Employment Agreement - Ronald D. Mogel

Item 1.01 Entry into a Material Definitive Agreement.

     Employment Agreements

          On July 6, 2005, we entered into employment agreements with each of our executive officers: David W. Sharp, President and Chief Executive Officer; George G. Reuter, Executive Vice President and Chief Operating Officer; William B. Gibbens, III, Executive Vice President and General Counsel; and Ronald D. Mogel, Vice President and Chief Financial Officer. A copy of each of the employment agreements is attached as an exhibit to this Current Report on Form 8-K.

          Mr. Sharp’s employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $440,000, which will be reviewed at least annually. In connection with Mr. Sharp’s execution of the employment agreement, Mr. Sharp received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance will be paid on December 31, 2005. In addition, if our 2005 Stock Incentive Plan (the “Incentive Plan”) is approved at our 2005 annual meeting of stockholders (the “Annual Meeting”), we will grant to Mr. Sharp 6,266,442 shares of restricted common stock pursuant to the Incentive Plan. Alternatively, if the Incentive Plan is not approved, in lieu of restricted common stock, we will pay Mr. Sharp an additional cash bonus of $880,000, which will vest and be payable in four equal installments, the first of which within five business days of the Annual Meeting and thereafter on each of the first, second and third anniversaries of the date of the Annual Meeting. In addition, Mr. Sharp will be eligible to earn an annual incentive bonus based on pre-established goals determined by our Compensation Committee and set out in writing. Any bonus will not exceed 150% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.

          Mr. Reuter’s employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $275,000, which will be reviewed at least annually. In connection with Mr. Reuter’s execution of the employment agreement, Mr. Reuter received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance will be paid on December 31, 2005. In addition, if the Incentive Plan is approved at the Annual Meeting, we will grant to Mr. Reuter 6,266,442 shares of restricted common stock pursuant to the Incentive Plan. Alternatively, if the Incentive Plan is not approved, in lieu of restricted common stock, we will pay Mr. Reuter an additional cash bonus of $880,000, which will vest and be payable in four equal installments, the first of which within five business days of the Annual Meeting and thereafter on each of the first, second and third anniversaries of the date of the Annual Meeting. In addition, Mr. Reuter will be eligible to earn an annual incentive bonus based on pre-established goals determined by our Compensation Committee and set out in writing. Any bonus will not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.

          Mr. Gibbens’ employment agreement provides for a term expiring on December 31, 2008, and a minimum annual base salary of $256,000, which will be reviewed at least annually. In connection with Mr. Gibbens’ execution of the employment agreement, Mr. Gibbens received a $220,000 bonus, of which 50% was paid upon execution of the employment agreement and the balance will be paid on December 31, 2005. In addition, if the Incentive Plan is approved at the Annual Meeting, we will grant to Mr. Gibbens 6,266,442 shares of restricted common stock pursuant to the Incentive Plan. Alternatively, if the Incentive Plan is not approved, in lieu of restricted common stock, we will pay Mr. Gibbens an additional cash bonus of $880,000, which will vest and be payable in four equal installments, the first of which within five business days of the Annual Meeting and thereafter on each of the first, second and third anniversaries of the date of the Annual Meeting. In addition, Mr. Gibbens will be eligible to earn an annual incentive bonus based on pre-established goals determined by our Compensation Committee and set out in writing. Any bonus will not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.

          Mr. Mogel’s employment agreement provides for a term expiring on December 31, 2008 and a minimum annual base salary of $230,000, which will be reviewed at least annually. In addition, Mr. Mogel will be eligible to earn an annual incentive bonus based on pre-established goals determined by our Compensation Committee and set out in writing. Any bonus will not exceed 100% of his annual base salary at the end of the fiscal year with respect to which the bonus is paid.

          If we terminate Messrs. Sharp’s, Reuter’s, Gibbens’ or Mogel’s employment under his respective employment agreement within 180 days of certain defined change in control events other than for disability or cause, as defined in the agreement, or if any of them terminates his employment following the defined change of control events as a result of either not having an equivalent or greater capacity, position or duties than he had prior to the change of control or having his place of employment being transferred outside the Houston Metropolitan area, he is entitled to: (i) a lump sum payment equal to two times his annual base salary at the time of termination and the average of all bonuses paid or payable annually to him for the preceding three fiscal years; and (ii) receive for a period of two years from the date of termination life, health, accident and disability insurance. If we terminate any of Messrs. Sharp’s, Reuter’s, Gibbens’ or Mogel’s employment under his respective employment agreement other than for disability or cause, as defined in the agreement, or he terminates his agreement as a result of being assigned to or given any capacity, position or duties of lesser authority than that of an executive officer of our company and such termination does not occur within 180 days of certain defined change in control events, he is entitled to: (i) a lump sum payment equal to the amount of his annual base salary that otherwise would have been paid to him had he remained employed through the term of the agreement; and (ii) receive life, health, accident and disability insurance for such period.

          Each of Messrs. Sharp’s, Reuter’s, Gibbens’ and Mogel’s employment agreements contain agreements that restrict them from using or disclosing confidential information and from competing with us in specified geographic areas during his employment and for one year after the termination of his employment. In addition, in the event payments or benefits to any of Messrs. Sharp, Reuter, Gibbens and Mogel are subject to excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay to him an additional amount so that the net amount retained by him after deduction of any excise tax, together with any interest or penalties, will be equal to the value of such payments or benefits.

Item 1.02 Termination of a Material Definitive Agreement.

          Our execution of each of the employment agreements described above in Item 1.01 terminated each of our then existing employment agreements with Messrs. Sharp, Reuter, Gibbens and Mogel, effective as of July 6, 2005.

Item 9.01 Financial Statements and Exhibits.

10.1	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and David W. Sharp.

10.2	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and George G. Reuter.

10.3	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and William B. Gibbens, III.

10.4	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and Ronald D. Mogel.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.

By:	/s/ David W. Sharp

David W. Sharp
President and
Chief Executive Officer

Date: July 7, 2005

EXHIBIT INDEX

10.1	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and David W. Sharp.

10.2	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and George G. Reuter.

10.3	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and William B. Gibbens, III.

10.4	Employment Agreement, dated as of July 6, 2005, by and between Horizon Offshore, Inc. and Ronald D. Mogel.